Exhibit 99.1

Letter Agreement Terminated

Vancouver, BC, January 24, 2011 – GlobeTrac Inc. (OTCBB:GBTR) announces that the potential merger of GlobeTrac and Equities.com, Inc. has been terminated.

The Letter Agreement dated September 26, 2011 among GlobeTrac, David Bernard and Michael Avatar was terminated by Mr. Bernard and Mr. Avatar.  On January 23, 2012, Mr. Bernard and Mr. Avatar advised GlobeTrac that they decided to terminate the Letter Agreement as a result of failing to secure the requiste third-party financing for the proposed share purchase..

Safe Harbor Notice

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). GlobeTrac Inc. cautions that statements made in this news release constitute forward-looking statements and makes no guarantee of future performance.  Forward-looking statements are based on estimates and opinions of Management at the time statements are made.  These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by Management.  Actual results could differ materially from current projections or implied results. GlobeTrac Inc. undertakes no obligation to revise these statements following the date of this news release.

Contacts:

GLOBETRAC INC.

“John da Costa”

John da Costa
President
Email: info@globetrac.com